UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 9, 2005 (February 3, 2005)

Date of Report (date of earliest event reported):

PEERLESS MFG. CO.

(Exact name of registrant as specified in its charter)

Texas	0-5214	75-0724417

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2819 Walnut Hill Lane, Dallas, Texas 75229

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 357-6181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Index to Exhibits
Form of Non-Employee Director Stock Option Agreement
Form of Chief Executive Officer Stock Option Agreement
Form of Executive Stock Option Agreement
Key Employee Bonus Plan

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

I. Non-Employee Director Compensation

On February 3, 2005, the Board of Directors (the “Board”) of Peerless Mfg. Co. (the “Company”) approved compensation arrangements for non-employee directors for 2005. Each non-employee director will receive a $1,875 retainer per quarter, and $1,000 for each scheduled and special Board or Board committee meeting they attend. Chairpersons of Board committees will receive an additional $500 for each Board committee meeting they attend and chair. In addition, the Audit Committee chairperson was awarded an additional $2,500 for his service in that capacity. Each non-employee director will continue to be awarded immediately exercisable stock options for 1,000 shares of the Company’s common stock pursuant to the Company’s 2001 Stock Option and Restricted Stock Plan (“Stock Incentive Plan”) on the date of the annual shareholders’ meeting for the director’s prior year’s service. Additional terms of the stock options are set forth in the form of stock option agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. These director fees were developed with the assistance of an independent consulting firm and were recommended to the Board by the Compensation Committee of the Board (the “Committee”). Employee directors do not receive compensation for service on the Board.

II. Stock Option Grants

On February 3, 2005, the Board, acting upon the recommendation of the Committee, granted stock options to purchase shares of the Company’s common stock to certain executive officers of the Company, pursuant to the Stock Incentive Plan, with an exercise price of $14.52 per share, as follows: (1) 5,000 fully vested stock options to Sherrill Stone, President and Chief Executive Officer, (2) 5,000 stock options vesting ratably in four equal annual increments commencing on the first anniversary of the date of grant or upon a change of control of the Company to each of Richard L. Travis, Jr., Chief Financial Officer and Vice President of Administration; and William T. Strohecker, Executive Vice President and Chief Operating Officer, and (3) 3,000 stock options vesting ratably in four equal annual increments commencing on the first anniversary of the date of grant or upon a change of control of the Company to each of David Taylor, Vice President of Separation Filtration Systems; Peter Burlage, Vice President of Environmental Systems; and G. Darwyn Cornwell, Vice President of Operations. Additional terms of the stock options granted to Mr. Stone are set forth in the form of stock option agreement attached hereto as Exhibit 10.2 and incorporated herein by reference, and additional terms of the stock options granted to the other executive officers are set forth in the form of stock option agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

III. Bonus Plan

On February 3, 2005, the Board, acting upon the recommendation of the Committee, determined criteria for the payment of bonuses under the Company’s Key Employee Bonus Plan, attached hereto as Exhibit 10.4 and incorporated herein by reference, pursuant to which certain employees, including senior executive officers, earn a cash bonus. Upon the recommendation of the Committee, the Board determined that, for the fiscal year ending June 30, 2005, bonuses payable under the Key Employee Bonus Plan will be paid to the following executive officers in accordance with the percentages set forth below:

		Percentage of
		Fiscal Year 2005
		Key Employee Bonus
Executive Officer	Title	Pool
Sherrill Stone	President and Chief Operating Officer	16%

Richard L. Travis, Jr.	Chief Financial Officer and Vice President of Administration	16%

William T. Strohecker	Executive Vice President and Chief Operating Officer	16%

		Percentage of
		Fiscal Year 2005
		Key Employee Bonus
Executive Officer	Title	Pool
Peter J. Burlage	Vice President of Environmental Systems	13%

David Taylor	Vice President of Separation Filtration Systems	13%

G. Darwyn Cornwell	Vice President of Operations	13%

Barry Nesbit	Managing Director - Peerless Europe Limited	11%

Katherine Frazier	Controller, Treasurer/Secretary	2%

The maximum amount payable under the Key Employee Bonus Plan will not comprise more than 60% of the total of the bonuses payable under the Key Employee Bonus Plan plus the bonuses payable under the Company’s Salaried Employee Incentive Bonus Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Form of Non-Employee Director Stock Option Agreement

10.2	Form of Chief Executive Officer Stock Option Agreement

10.3	Form of Executive Stock Option Agreement

10.4	Key Employee Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Richard L. Travis
Richard L. Travis
Chief Financial Officer

Date: February 9, 2005

Index to Exhibits

Exhibit No.	Description
10.1	Form of Non-Employee Director Stock Option Agreement

10.2	Form of Chief Executive Officer Stock Option Agreement

10.3	Form of Executive Stock Option Agreement

10.4	Key Employee Bonus Plan

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